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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Boston Scientific Corporation for the registration of common stock and preferred stock and to the incorporation by reference therein of our report dated February 25, 2020, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and our report dated February 25, 2020 with respect to the effectiveness of internal control over financial reporting of Boston Scientific Corporation as of December 31, 2019, both included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 20, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm